[Turner, Jones & Associates, p.c. letterhead]


BY FACSIMILE - 404-634-8455

Robert Mottern, Esquire
Mottern, Fisher & Goldman, P.C.
1900 Century Place, N.E.
Suite 100
Atlanta, Georgia 30345

                                         RE:     WasteMasters, Inc.

Dear Mr. Mottern:

     This letter serves as our consent to release our audited financial statements for the above referenced entity for the years ended December 31, 1999 and 1998.

     Should you have any questions, please feel free to contact me at
(703) 242-6500.

                                     Sincerely,

                                     /s/ Steven M. Turner

                                     Stephen M. Turner, CPA